Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Flowco Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Class A common stock, $0.01 par value per share	Rule 457(o)	—	— (1)	$100,000,000	$0.00015310	$15,310

	Total Offering Amounts					$100,000,000		$15,310

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$15,310

(1)	Includes shares of Class A Common Stock that may be issuable upon exercise of an option to purchase additional shares granted to the underwriters.

(2)

Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on an estimate of the proposed maximum aggregate offering price of the shares of Class A Common Stock to be sold by the Registrant.